EXHIBIT 32.2

NOBEL LEARNING COMMUNITIES, INC.

CERTIFICATIONS REQUIRED BY

RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934

In connection with the Quarterly Report of Nobel Learning Communities, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas Frank, Chief Financial Officer of the Company, certify, in connection with Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended, that based on my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas Frank
Name: Thomas Frank
Chief Financial Officer

Date: February 17, 2004